UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2007
Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30111 (Commission File Number)	76-0474169 (I.R.S. Employer Identification Number)
8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)
(281) 863-3000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 24, 2007, our board of directors approved an amendment and restatement of our Restated Bylaws which revises Sections 7.1, 7.2, 7.5 and 7.7 to permit the issuance and transfer of both certificated and uncertificated shares of capital stock. The applicable listing standards of the Nasdaq Stock Market, Inc. require that all Nasdaq-listed securities be eligible for a “direct registration program” operated by a clearing agency and the changes to our Restated Bylaws are intended to satisfy those listing standards. The amendment and restatement also reflects the recent change in our company name to “Lexicon Pharmaceuticals, Inc.”
     The amendment and restatement is effective as of October 24, 2007. The foregoing summary of changes does not purport to be complete and is qualified in its entirety by our Amended and Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.		Description
3.1	—	Amended and Restated Bylaws of Lexicon Pharmaceuticals, Inc.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.
Date: October 25, 2007	By:	/s/ Jeffrey L. Wade
Jeffrey L. Wade
Executive Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description
3.1	—	Amended and Restated Bylaws of Lexicon Pharmaceuticals, Inc.